                                                                   Exhibit 10.41

                           FALCON HOLDING GROUP, L.P.

                          PARTNERSHIP OPTION AGREEMENT
                                      FOR
                         ADVANCE TV OF CALIFORNIA, INC.



         This Agreement is made and entered into as of July 15, 1996, by and among Advance TV of California, Inc. ("Advance") and Falcon Holding Group, L.P., a Delaware limited partnership ("FHGLP").

         WHEREAS, Advance is currently a limited partner in FHGLP pursuant to the Third Amended and Restated Agreement of Limited Partnership of FHGLP dated as of December 28, 1995 (the "Partnership Agreement");

         WHEREAS, Advance desires to acquire an option to purchase additional FHGLP partnership interests from FHGLP; and

         WHEREAS, FHGLP desires to cause Advance, under certain terms and conditions to purchase such partnership interests.

         NOW, THEREFORE, the parties hereby agree as follows:

         1. Defined Terms. Capitalized terms defined in the Partnership Agreement are used herein with the meanings so defined.

         2. Option. In consideration of the receipt of $20,000 and for other good and valuable consideration, FHGLP on the date hereof, irrevocably grants to the Nathanson the option to purchase partnership interests (the "Partnership Interests") of the Company represented by a Percentage Interest of 2.1856% which will have an Adjusted Capital Contribution Account equal to the Purchase Price (as defined below) (the "Optioned Interests") upon the terms and conditions set forth in this Agreement.

         3. Purchase Price. The purchase price for the Optioned Interests (the "Purchase Price") shall be the applicable Purchase Price on the date of exercise. The initial Purchase Price for the Optioned Interests for the first twelve months of this Agreement shall be $8,315,000. On each anniversary date of this Agreement, the Purchase Price for the next succeeding year shall be equal to 105% of the Purchase Price for the preceding year. The consideration received for the option shall be applied against the Purchase Price upon exercise of this option.

         4. Adjustments and Option. In the event that the outstanding Partnership Interests of FHGLP are changed into or exchanged for a different number or kind of units or partnership interests or any other securities of FHGLP by reasons of merger, consolidation, recapitalization or reclassification, or otherwise, the Optioned Interests subject to this option shall be appropriately and equitably adjusted in number and kind to the extent that after such event Advance's proportionate interest in

FHGLP as represented by the Optioned Interests shall be maintained as before the occurrence of such event.

         5. Expiration of the Option. This option may be exercised at any time until the first of the following events: (a) the expiration of ten (10) years from the date the option is granted, or (b) the effective date of (i) a merger or consolidation of FHGLP with another person, (ii) the acquisition by another person of all or substantially all the assets or a majority of the then outstanding partnership interests of FHGLP, or (iii) the dissolution and liquidation of FHGLP (collectively, the "Dissolution Events"). At least thirty
(30) days prior to the effective date of any Dissolution Event, FHGLP shall give Advance's notice of such event if this option has then not been exercised.

         6. FHGLP's Rights to Require Exercise of the Option. In the event this option has not been exercised on or before fifteen (15) days prior to a Dissolution Event, then FHGLP may require Advance to purchase the Optioned Interests prior to the date of such Dissolution Event. FHGLP may exercise its right to require Advance to exercise this option by delivery to Advance a notice in writing signed on behalf of FHGLP stating that Advance is required pursuant to this Paragraph 6 to exercise the option and upon the receipt of such notice by Advance, Advance shall be considered to have provided the requisite notice under Paragraph 7 and to have exercised this option.

         7. Manner of Exercise. This option may be exercised by Advance by delivery to FHGLP by a notice in writing signed by Advance stating that the option is thereby exercised. In the case of any exercise other than in connection with a Dissolution Event, the Purchase Price shall be paid either by
(i) cash or check of the Purchase Price for the Optioned Interests or (ii) the transfer by Advance of other Partnership Interests of FHGLP owned by Advance at their then fair market value on the date the option is exercised in an amount equal to the Purchase Price of the Optioned Interests. In the case of an exercise in connection with a Dissolution Event, the obligation to pay the Purchase Price shall be non-recourse to Advance and the Purchase Price shall be paid solely out of distributions otherwise payable to Advance by FHGLP with respect to the Optioned Interests and any other Partnership Interests in FHGLP then held by Advance. FHGLP is expressly authorized to withhold distributions with respect to the Optioned Interests and any other Partnership Interests of Advance and to apply such withholdings to the Purchase Price of the Optioned Interests.

         8. Rights as a Partner. Advance shall not be nor have any rights and privileges of a Partner in FHGLP with respect to the Optioned Interests until this option is fully exercised.

         9.      Investment Representation.

                 9.1 Unregistered Securities. Advance understands that neither the option granted by this Agreement the Partnership Interests covered thereby have been registered under the Securities Act of 1933, as amended (the "Act") on the ground that the offer and sale of securities provided for in this Agreement is exempt from the registration requirements of the Act pursuant to Section 4(2) of the Act and Regulation D promulgated thereunder, and that the Company's reliance on such exemption is predicated in part on Advance's representations set forth herein.

                 9.2 Qualified Investor. Advance is an "accredited investor" as defined in Regulation D promulgated under the Act and by reason of the business or financial experience of its control persons has the capacity to protect its own interest in an investment in the Partnership Interests.
Advance has had the opportunity to ask questions of the Company and to obtain any information requested concerning the Company and the accuracy of the information supplied, and all questions which have been asked on behalf of Advance have been answered by the Company to the satisfaction of Advance.

                 9.3 Investment Intent. The rights under this Agreement and the Partnership Interests covered hereby are being or will be acquired by Advance for investment, for its own account, and not directly or indirectly for the account of any other person, and not with a view to or for sale in connection with any distribution of the Partnership Interests. Advance has no present intention of selling, granting participation in, or otherwise distributing the Partnership Interests. Advance does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer, or grant participations, to such person or to any other third person, with respect to the Partnership Interests. Advance understands and acknowledges that this Agreement is being executed by the Company in reliance upon the foregoing representations and warranties.

                 9.4 No Public Market. Advance has been advised that no public market now exists for the Partnership Interests, that a public market may never exist and that Advance therefore may have to hold the Partnership Interests indefinitely.

                 9.5 Restrictions on Transfer. Advance understands that if the Company does not register with the Securities and Exchange Commission (the "SEC"), pursuant to Section 12 or 15 of the Securities Exchange Act of 1934 (the "1934 Act"), or if a registration statement covering the securities under the Act is not in effect when Advance desires to sell the Partnership Interests, Advance may be required to hold the Partnership Interests for an indeterminate period. Advance also understands that any sale of the Partnership Interests which might be made by Advance in reliance upon Rule 144 under the Act may be made only in limited amounts in accordance with the terms and conditions of that rule.

         10. Amendments. The provisions of this Agreement may be waived, offered, amended, modified or appealed in whole or in part only by the written consent of all parties to this Agreement.

         11. Successors and Assigns. This Agreement shall be binding on and enforceable by and against the parties to it and their respective heirs, legal representatives and successors.

         12. Notices. Any notice under or pursuant to this Agreement shall be in writing and shall be delivered either by personal delivery, by telecopier or similar electronic medium or by overnight courier addressed as follows:

         If to FHGLP:                             Falcon Holding Group, L.P.
                                                  10900 Wilshire Boulevard
                                                  Fifteenth Floor
                                                  Los Angeles, CA  90024

        If to Advance:                            Advance TV of California, Inc.
                                                  10900 Wilshire Boulevard
                                                  Fifteenth Floor
                                                  Los Angeles, Ca  90024
                                                  Attn:  Marc Nathanson

All such notices shall be effective when delivered or received at the office or by the party receiving such notice.

         13. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of California.

                              * * * * * * * * * *

         IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first above written.


                                           FALCON HOLDING GROUP, L.P., a
                                           Delaware limited partnership
                                           By Falcon Holding Group, Inc.
                                           its general partner



                                           By /s/ STANLEY S. ITSKOWITCH
                                             --------------------------------
                                             Stanley S. Itskowitch
                                             Executive Vice President



                                           ADVANCE TV OF CALIFORNIA, INC.



                                           By   /s/ GREG NATHANSON
                                             --------------------------------
                                               Greg Nathanson, Secretary